Exhibit 10.1(b)
IBERIABANK CORPORATION
2019 STOCK INCENTIVE PLAN

1.Establishment, Purpose, and Types of Awards.
IBERIABANK Corporation (the "Company.") hereby establishes this equity-based incentive compensation plan to be known as the "IBERIABANK Corporation 2019 Stock Incentive Plan" (the "Plan"), in order to provide incentives and awards to select employees, consultants, and directors of the Company and its Affiliates.
The Plan permits the granting of the following types of Awards, according to the Sections of the Plan listed here:
Section 6    Option Awards
Section 7     Share Appreciation Rights
Section 8     Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 9     Performance Units
The Plan is not intended to affect, and shall not affect, any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.
2.Defined Terms.
Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in the Appendix, unless defined elsewhere in this Plan or an Award Agreement, or the context of their use clearly indicates a different meaning.
3.Shares Subject to the Plan.
(a)    Number of Shares. Subject to adjustment as provided in Section 12, the maximum number of Shares reserved for issuance under the Plan shall be equal to the following: 3,472,414 Shares (which consists of 2,800,000 new Shares plus 672,414 Prior Plan Shares), less Shares subject to any Awards granted after March 19, 2019 under any Prior Plan, using the share counting provisions set forth in Section 3(b), and plus any Shares that are subject to outstanding awards under any Prior Plan as of the Effective Date that are subsequently canceled, expired, forfeited or otherwise not issued or are settled in cash. Any of the Shares reserved and available for issuance under the Plan may be used for any type of Award under the Plan. Upon approval of this Plan by the Company's shareholders, the Company will cease making new Awards under any Prior Plan.
(b)    Share Counting.
(i)    The above authorized Plan limit shall be reduced by one (1) Share for every one Share subject to an Option or SAR granted under the Plan, and by two (2) Shares for every one Share subject to Awards granted under the Plan in a form other than Options or SARs.
(ii)    To the extent any Shares covered by an Option or SAR granted under the Plan are not delivered to a Participant or permitted transferee because the Award is forfeited or canceled, or Shares are not delivered because an Award is paid or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for issuance under this Plan and such Shares may again be issued under the Plan.
(iii)    In the event that Shares issued as an Award under the Plan are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited or reacquired Shares will again be available for issuance as Awards under the Plan. In addition, Shares delivered or withheld in satisfaction of tax obligations with respect to Awards other than stock options and SARs will again be available for issuance as Awards under the Plan.
(iv)    The following Shares may not again be made available for issuance as Awards under the Plan: (1) Shares delivered or withheld in payment of the exercise price of an Option, (2) Shares delivered or withheld in satisfaction of tax obligations with respect to Options or SARs, and (3) Shares repurchased on the open market with the proceeds of the exercise price of an Option.

(v)    With respect to SARs, if the SAR is payable in Shares, all Shares to which the SARs relate are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the SAR.
(vi)    Any Share that again becomes available for grant under the Plan shall be added back to the total number of Shares available for grant under the Plan as one (1) Share if such Share was subject to an Option or SAR, and as two (2) Shares if such share was subject to an Award other than an Option or SAR.
(c)    Limitations on Awards. Subject to adjustments as provided in Section 12, the following additional limitations are imposed under the Plan:
(i)    The maximum number of Shares that may be issued upon exercise of Options intended to qualify as ISOs under Section 422 of the Code shall be the maximum number of shares reserved for issuance under Section 3(a).
(ii)    The following limits will apply to Awards of the specified type granted to any one Participant in any single fiscal year:
(1)Appreciation Awards (Options and SARs): 500,000 Shares; and
(2)Full Value Awards (Restricted Shares, Restricted Share Units, Unrestricted Shares and Performance Units that are denominated in Shares): 500,000 Shares.
In applying the foregoing limits, (a) all Awards of the specified type granted to the same Participant in the same fiscal year will be aggregated and made subject to one limit; (b) the limits applicable to Options and SARS refer to the number of Shares subject to the Award; (c) the Share limit under clause (2) refers to the maximum number of Shares that may be delivered under an Award or Awards of the type specified in clause (2) assuming the maximum payout; and (d) each of the specified limits in clauses (1) and (2) is multiplied by two (2) for Awards granted to a Participant in the year employment commences.
(iii)    Participants who are granted Options and SARs will be required to continue to provide services to the Company (or an Affiliate) for not less than one-year following the date of grant in order for any such Option or SAR to fully or partially vest or be exercisable (other than in case of death, Disability or a Change in Control). Notwithstanding the foregoing, up to five percent of the available shares of Common Stock reserved for issuance under the Plan pursuant to Section 3(a) may provide for vesting of Options and SARs, partially or in full, in less than one-year.
(iv)    The maximum number of Shares subject to Awards granted during a single fiscal year to any non-management director, taken together with any cash fees paid to such non-management director during the fiscal year, shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). This limit shall not apply to the non-executive Chairman of the Board, whose compensation will be approved by the other independent directors on the Board with the non-executive Chairman of the Board abstaining.
(d)    Type of Shares. Shares issued under the Plan may be authorized and unissued Shares.
4.    Administration.
(a)     General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly-appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.
(b)    Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board has sole discretion, at any time, to appoint additional members to the Committee, to remove and replace members of the Committee for any reason, and to fill vacancies on the Committee however caused.
(c)    Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:
(i)to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;
(ii)to determine, from time to time, the Fair Market Value of Shares;

(iii)to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;
(iv)to approve the forms of Award Agreements and all other documents, notices, and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;
(v)to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;
(vi)in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company's rights with respect to any Awards (including the time or manner of vesting), to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and
(vii)to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.
(d)    Delegation of Authority. Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates. With respect to Participants not subject to Section 16 of the Exchange Act, the Committee may delegate to appropriate officers of the Company its authority to designate Participants, to determine the size and type of Awards to be received by those Participants and to set and modify the terms of such Awards; provided, however, that all such Awards shall comply with the terms of this Plan. Any actions taken by the delegee shall be treated as actions by the Committee.
(e)    Deference to Committee Determinations. The Committee shall have the sole discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee's prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee's interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.
(f)    No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney's fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.
5.     Eligibility.
(a)    General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a "parent corporation" or "subsidiary corporation" within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such Participant is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.
(b)    Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Awards subject to performance conditions, the specific objectives, goals and performance criteria that further define the Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.
(c)    Replacement Awards. Subject to Applicable Laws (including any associated shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the

Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and SARs, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option or SAR (as was determined under Section 6(e) or 7(b), respectively) unless approved by the Company's shareholders.
6.     Option Awards.
(a)    Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Nonqualified Stock Options to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Nonqualified Stock Option, and the same Award Agreement may grant both types of Options. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.
(b)    ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.
(c)    Minimum Vesting Requirements. Options granted under this Section 6 shall be subject to the vesting requirement set forth in Section 3(g)(iii).
(d)    Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(0(1!) hereof, provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.
(e)    Exercise of Option.
(i)    Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, provided that (1) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (2) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date, except as set forth in Section 15(b) in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.
(ii)    Terms and Conditions. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.
(iii)    Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.
(iv)    Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of notice of exercise to the Company or its delegee, in such form as the Company shall determine, which notice shall be accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:
(1)    cash or check payable to the Company (in U.S. dollars);

(2)    other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) the certificates of which are duly endorsed for transfer to the Company or attestation of ownership and transfer to the Company is effected to the Company's satisfaction;
(3)    a cashless exercise program pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant's broker to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to (upon receipt of payment from the broker) deliver the certificates for or electronic evidence of ownership of the purchased Shares directly to such broker in order to complete the sale;
(4)    if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of Shares with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Option being surrendered and the aggregate Fair Market Value of the Shares subject to the Option;
(5)    in such other manner as may be authorized from time to time by the Committee; or
(6)    any combination of the foregoing methods of payment.
(v)     Delivery of Shares. The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.
(f)     Effect of Termination of Continuous Service.
(i)     The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant's Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.
(ii)     Unless otherwise provided in the Participant's Award Agreement, the following provisions shall apply when there is a termination of a Participant's Continuous Service. Notwithstanding the terms below, no Option may be exercised after the expiration of the Option term as set forth in the Award Agreement.
(1)    Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant's Continuous Service (other than as a result of Participant's death, Disability, Retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.
(2)    Disability. In the event of termination of a Participant's Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.
(3)    Retirement. In the event of termination of a Participant's Continuous Service as a result of Participant's Retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.
(4)    Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within 30 days following termination of the Participant's Continuous Service, the Option may be exercised at any time within one year following the date of the Participant's death by the Participant's estate or by a Person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant's Continuous Service terminated.

(5)    Cause. If the Committee determines that a Participant's Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.
(g)     Reverse Vesting. The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.
(h)     No Dividend Equivalent Rights. Participants holding Options shall not be entitled to any dividend equivalent rights for any period of time prior to the exercise of the Option.
7.     Share Appreciation Rights (SARs).
(a)     Grants. The Committee may in its discretion grant Share Appreciation Rights (SARs) to any Eligible Person, in any of the following forms:
(i)    SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. A SAR shall entitle the Option holder, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(d) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code.
(ii)    SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement. Notwithstanding the above, SARs granted independent of any Options shall be subject to the vesting requirement set forth in Section 3(c).(iii).
(iii)    Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (1) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (2) a price related to consideration payable to the Company's shareholders generally in connection with the event.
(b)    Exercise Price. The per Share exercise price of a SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share, except as set forth in Section 14(b) in the case of a SAR granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines. The exercise price of a SAR related to an Option shall be the same as the exercise price of the related Option.
(c)     Exercise of SARs. Unless the Award Agreement otherwise provides, a SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable. A SAR may not have a term exceeding ten years from its Grant Date. A SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether a SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.
(d)    Payment.
(i)     Upon exercise of a SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying—
(1)    the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by
(2)    the number of Shares with respect to which the SAR has been exercised.
(ii)     Notwithstanding Section 7(d)fi), a SAR granted independently of an Option:
(1)    may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one hundred percent (100%), of the amount determined pursuant to Section 7(d).(i), and
(2)    shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(e)     Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(d) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, no fractional Shares shall be issued and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares, or whether such fractional Shares and the rights thereto shall be cancelled or eliminated without payment therefor. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of a SAR.
(f)    Effect of Termination of Continuous Service. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which a SAR shall remain exercisable, if at all, following termination of a Participant's Continuous Service. The provisions of Section 6(f)(ii) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which a SAR shall terminate when there is a termination of a Participant's Continuous Service.
(g)     No Dividend Equivalent Rights. Participants holding SARs shall not be entitled to any dividend equivalent rights for any period of time prior to the exercise of the SAR.
8.     Restricted Shares, Restricted Share Units, and Unrestricted Shares.
(a)     Grants. The Committee has the discretion to grant Awards of Restricted Shares, Restricted Share Units, and Unrestricted Shares under this Section 8.
(i)    The Committee may in its discretion grant restricted shares ("Restricted Shares") to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested.
(ii)    The Committee may in its discretion grant the right to receive Shares after certain vesting requirements are met ("Restricted Share Units") to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested.
(iii)    The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.
(iv)    Subject to the limit set forth in Section 3(c).(ii), the Committee may grant Awards hereunder in the form of unrestricted shares ("Unrestricted Shares"), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.
(b)    Vesting and Forfeiture.
(i)    Award Agreements for Restricted Shares and Restricted Share Units. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant's interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable.
(ii)    Effect of Termination of Continuous Service. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant's Continuous Service for any other reason, the Participant shall forfeit his or her unvested Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.
(c)     Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Alternatively, the Company may reflect such ownership and restrictions in electronic format. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d)     Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant's Restricted Shares (or Shares underlying Restricted Share Units) and the Participant's satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.
(e)     Treatment of Dividends. Unless otherwise provided in the Award Agreement, whenever Shares are released to a Participant under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant shall receive, with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued. If the vesting of the Award is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the Shares underlying the Award shall also be subject to the attainment of the performance goals.
(f)    Section 83(b) Elections. To the extent permitted by the Committee, a Participant may make an election under Section 83(b) of the Code (the "Section 83(b) Election") with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion, if permitted by Section 409A of the Code, convert the Participant's Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant's Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares.
9.    Performance Units.
Subject to the limitations set forth in Section 3(c).(ii), the Committee has discretion to grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. Performance Units shall vest based upon the attainment of performance goals as determined by the Committee.
10.    Taxes.
(a)    General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant's death, the person who succeeds to the Participant's rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant's tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates (or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules) for federal and state tax purposes, including payroll taxes.
(b)    Surrender of Shares. If permitted or required by the Committee, in its discretion, and in accordance with Section 10(a) a Participant may satisfy the applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.
(c)    Special Rules. In the case of (i) a Participant other than an Employee, (ii) an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations, (iii) a Participant who is an Executive Officer of the Company or a member of the Board, in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 10, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the "Tax Date").
(d)    Income Taxes. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

(e)    Section 409A of the Code. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless any Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
11.    Non-Transferability of Awards.
(a)    General. Except as set forth in this Section 11, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 11.
(b)    Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Committee may in its discretion provide in an Award Agreement that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant's "Immediate Family" (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant's designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant's rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.
12.     Adjustments Upon Changes in Capitalization, Merger, or Certain Other Transactions.
(a)    Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, all Share limitations contained herein and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, spin-off, stock or extraordinary cash dividend, combination, consolidation, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any award.
(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.
(c)     Change in Control. Unless otherwise provided in an Award Agreement, Awards will automatically vest in full (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control of the Company. In addition, in the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company's shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i)    arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the "Successor Corporation")•
(ii)    require that all outstanding Options and Share Appreciation Rights be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and Share Appreciation Rights shall terminate;
(iii)    arrange or otherwise provide for the payment of cash or other consideration to Participants representing the value of such Awards in exchange for the satisfaction and cancellation of outstanding Awards; provided, however, that the case of any Option or Share Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Share Appreciation Right without the payment of consideration therefor; or
(iv)    make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 14(a) below.
(d)     Certain Distributions. In the event of any distribution to the Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.
13.    Time of Granting Awards.
The date of grant ("Grant Date") of an Award shall be the date on which the Committee (or its delegee pursuant to Section 4(d)) makes the determination granting such Award or such other later date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant's employment relationship with the Company.
14.    Modification of Awards and Substitution of Options or SARs.
(a)     Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards in compliance with Section 409A, to the extent applicable, or to accept the cancellation of outstanding Awards to the extent not previously exercised. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant's rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.
(b)     Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in a manner satisfying the provisions of Section 424(a) of the Code, substitute Options or SARs for options or stock appreciation rights under the plan of the acquired company.
(c)     Limitations on Repricing. Except as permitted in Section 12(a) for a change in capitalization or Section 12(c) for a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding underwater Options or SARs in exchange for cash, other Awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
15.    Term of Plan.
The Plan shall continue in effect for a term of ten years from its effective date as determined under Section 19 below, unless the Plan is sooner terminated under Section 16 below.
16.     Amendment and Termination of the Plan.
(a)     Authority to Amend or Terminate. Subject to Applicable Laws, the Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(i)     materially revise the Plan without the approval of the shareholders. A material revision of the Plan includes (1) except for adjustments permitted pursuant to Section 12 above, a material increase to the maximum number of Shares that may be issued through the Plan; (ii) a material increase to the benefits accruing to Participants under the Plan; (iii) a material expansion of the classes of persons eligible to participate in the Plan; (iv) an expansion of the types of Awards available for grant under the Plan; (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which Shares may be offered through the Plan;
(ii)     amend Section 14(c) to permit repricing of Options or SARs without the approval of shareholders; or
(iii)     materially impair, without the written consent of the Participant, an Award previously granted, except that the Company retains all of its rights under Section 12(c).
(b)     Committee's Authority. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.
17.     Conditions Upon Issuance of Shares.
Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.
18.     Reservation of Shares.
The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.
19.     Effective Date.
This Plan shall become effective on the date of its approval by the shareholders of the Company.
20.     Controlling Law.
All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Louisiana, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.
21.     Laws and Regulations.
(a)     U.S. Securities Laws. This Plan, the grant of Awards, the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, and Shares) under this Plan shall be subject to all Applicable Laws. In the event that the Shares are not registered under the Securities Act, or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act, and a legend to that effect may be placed on the certificates representing the Shares.
(b)     Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

22.    No Shareholder Rights.
Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a Share certificate or other evidence of Share ownership to a Participant or a transferee of a Participant for such Shares in accordance with the Company's governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate or other evidence of ownership is issued, except as otherwise specifically provided for in this Plan.
23.    No Employment Rights.
The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant's right or the Company's right to terminate the Participant's employment, service, or consulting relationship at any time, with or without Cause.
24.    Deferral.
Payment of an Award may be deferred only if permitted in the Award Agreement. Any deferral arrangement shall comply with Section 409A of the Code.

IBERIABANK CORPORATION
2019 STOCK INCENTIVE PLAN
APPENDIX: DEFINITIONS

As used in the Plan, the following definitions shall apply:
"Affiliate" means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.
"Applicable Law" means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.
"Award" means any award made pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, and a Performance Unit, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.
"Award Agreement" means any written or electronic document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.
"Board" means the Board of Directors of the Company.
"Cause" for termination of a Participant's Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant's willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant's commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant's material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant's willful and material breach of any of his or her obligations under any written agreement or covenant with the Company. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change of control agreement with the Company or an Affiliate that contains a definition of "Cause," then in lieu of the foregoing definition, for purposes of Awards under this Plan, "Cause" shall have the meaning specified in such other agreement.
The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee's determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company's ability to terminate a Participant's employment or consulting relationship at any time, and the term "Company" will be interpreted herein to include any Affiliate or successor thereto, if appropriate.
"Change in Control" means, unless otherwise defined in an Award Agreement,
(a)     the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25 percent of the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this paragraph (a), of this definition the following acquisitions shall not constitute a Change in Control:
(i)     any acquisition of securities directly from the Company,
(ii)     any acquisition of securities by the Company,
(iii)     any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv)     any acquisition of securities by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under paragraph (c) of this definition; or

(b)     Individuals who, as of the date this Plan was adopted by the Board of Directors (the "Approval Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or
(c)     consummation of a reorganization, merger ,or consolidation (including a merger, or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,
(i)     all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding Common Stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this subparagraph (c)(i) and paragraphs (c)(ii) and (c)(iii)shall include a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and
(ii)     except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25 percent or more of the combined voting power of the then outstanding voting securities of such corporation, and
(iii)     at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)     approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.
Notwithstanding the above and solely with respect to any Award that constitutes "deferred compensation" subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a "change in the ownership", "change in effective control", and/or a "change in the ownership of a substantial portion of assets" of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant's rights to such Award become vested or otherwise unconditional upon the Change in Control.
"Code" means the U.S. Internal Revenue Code of 1986, as amended. All references to specific Sections of the Code include the applicable regulations or guidance issued thereunder, as those may be amended from time to time.
"Common Stock" means the common stock of the Company.
"Committee" means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.
"Company" means IBERIABANK Corporation, a Louisiana corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term "Company" shall refer to the Company in such new jurisdiction.
"Consultant" means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.
"Continuous Service" means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates, or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.
"Director" means a member of the Board, or a member of the board of directors of an Affiliate.
"Disabled" or "Disability" refers to a condition under which a Participant—
(a)     is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or
(b)     is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.
"Eligible Person" means any Consultant, Director, or Employee and includes non-Employees to whom an offer of employment has been extended.
"Employee" means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Executive Officer" has the meaning provided in Rule 3b-7 under the Exchange Act.
"Fair Market Value" means, as of any date (the "Determination Date"): (i) the closing price of a Share on the New York Stock Exchange, the NASDAQ Stock Market or the American Stock Exchange (collectively, the "Exchange") on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on a quotation system, (A) the mean between the reported high and low sale prices on the Determination Date during the regular daily trading session or, (B) if selling prices are not reported for the Determination Date, the mean between the closing representative bid and asked prices for the stock on the Determination Date as reported by such quotation system; or (iii) if such stock is not traded on the Exchange or quoted but is otherwise traded over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value as established in good faith by the Committee and in accordance with Section 409A of the Code.
"Good Reason" means any of the following (without the Participant's express written consent): (1) a material diminution in the Participant's base salary as of the day immediately preceding the Change in Control or (2) the Company's requiring the Participant to be based at any office or location more than 50 miles from Participant's principal office or location as of the day immediately preceding the Change in Control. Notwithstanding the foregoing, the Participant shall not have the rights described in Section 12(c) in connection with a termination of his employment with Good Reason unless (a) within 30 days of the initial existence of the condition or conditions giving rise to such right the Participant provides written notice to the Company of the existence of such condition or conditions, and (b) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the "Cure Period"). If any such condition is not remedied within the Cure Period, the Participant must terminate his employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change of control agreement with the Company or an Affiliate that contains a definition of "Good Reason," then in lieu of the foregoing definition, for purposes of Awards under this Plan, "Good Reason" shall have the meaning specified in such other agreement.
"Grant Date" has the meaning set forth in Section 13 of the Plan.
"Incentive Share Option" or "ISO" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.
"Nonqualified Stock Option" means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.
"Option" means any stock option granted pursuant to Section 6 of the Plan.

"Participant" means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

"Performance Unit" means Awards granted pursuant to Section 9 of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.
"Person" means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization, or organizational entity.
"Plan" means this IBERIABANK Corporation 2019 Stock Incentive Plan.
"Prior Plan" means each of the Company's 2016 Stock Incentive Plan, the Amended and Restated 2010 Stock Incentive Plan and the 2008 Stock Incentive Plan.
"Reporting Person" means an officer, Director, or greater than ten percent shareholder of the
Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.
"Restricted Shares" mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.
"Restricted Share Units" mean the right to receive Shares granted pursuant to Section 8 of the Plan.
"Retirement" Unless otherwise provided in the Participant's Award Agreement, means a person has attained the age of 65.
"Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
"Securities Act" means of the Securities Act of 1933, as amended.
"Share Appreciation Right" or "SAR" means Awards granted pursuant to Section 7 of the Plan.
"Share" means a share of Common Stock, as adjusted in accordance with Section 12 of the Plan.
"Ten Percent Holder" means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.
"Unrestricted Shares" mean Shares awarded as unrestricted shares as described in Section 8 of the Plan.